SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  November 15, 1999




                         URBAN SHOPPING CENTERS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)




     Maryland                      1-12278                    36-3886885
-------------------             --------------           --------------------
(State of incorpor-               (Commission            (IRS employer
 ation)                          file number)             identification no.)



         900 North Michigan Avenue,
                Suite 1500
             Chicago, Illinois                                   60611
    ----------------------------------------                  ----------
    (Address of principal executive offices)                  (Zip code)





      Registrant's telephone number, including area code:  (312) 915-2000
      -------------------------------------------------------------------




                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)




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ITEM 2.     ACQUISITION OF ASSET

      On November 15, 1999, Urban Shopping Centers, Inc. ("Urban"), through a partnership in which it owns a two-thirds interest, acquired the approximately 1.6 million square foot retail component of the Houston Galleria (the "Galleria"), a mixed use development in Houston, Texas from partnerships affiliated with Hines Consolidated Investments, Inc. The aggregate purchase price for the property and related assets was approximately $375.1 million of which a portion was financed by a $225.0 million first mortgage loan. Urban's share of the purchase price, loan proceeds and equity was approximately $250.1 million, $150.0 million and $100.1 million, respectively.

      Urban's equity investment was funded, in part, from proceeds of the sale on October 1, 1999 of $85.0 million of Series D Cumulative Redeemable Preferred Partnership Units ("Preferred Units") by its operating partnership, Urban Shopping Centers, L.P. The Preferred Units are entitled to distributions at a rate of 9.45% per annum. The Preferred Units, which may be called by the Company at par ($25 per unit) on or after October 1, 2004, have no stated maturity or mandatory redemption and are not convertible into any other securities of the operating partnership.

      The interest rate on the $225.0 million six year, non-recourse debt was fixed at an interest rate of 7.93%.

      The other one-third partnership interest in the Galleria retail component is owned by institutional funds advised by Walton Street Capital, L.L.C. ("Walton Street"), of which Neil Bluhm serves as one of the principals. Mr. Bluhm is a director and significant stockholder of Urban. Walton Street funds also acquired the remaining portions of the Galleria, comprised of three office towers aggregating 1.1 million square feet and two Westin hotels aggregating 891 rooms.

      The retail portion of the Galleria consists of several components. Galleria I is a three-level enclosed regional mall comprised of 439,387 square feet of mall shop space and a 200,000 square foot Neiman Marcus store that opened in 1970. In 1977, the mall was expanded with the addition of Galleria II, which is comprised of 314,270 square feet of small shop space and a 135,484 square foot Lord & Taylor store. In 1986, Macy's opened a 232,600 square foot department store as part of Galleria III, which also includes 95,465 square feet of small shop space on two levels.
A fourth anchor, Saks Fifth Avenue, operates a 185,532 square foot store between Gallerias II and III. Total sales at the property in 1998 were in excess of $625 million.

      The project also includes an ice skating rink, food court, an adjacent strip shopping center of approximately 104,000 square feet and an adjacent fourteen acre development site. Current plans call for a development of up to 750,000 square feet of new retail space which includes up to two new anchor department stores.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      The financial statements and pro forma financial information required by Item 7 of Form 8-K will be filed as an amendment to this Form 8-K within 75 days of the date of this report.

      c.    Exhibits
              10.1 Houston Galleria Amended and Restated Purchase and Sale Agreement dated September 17, 1999.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               URBAN SHOPPING CENTERS, INC.


                         By:   ADAM S. METZ
                               Executive Vice President, Chief
                               Financial Officer, Treasurer,
                               Director of Acquisitions and
                               Chief Accounting Officer



Date:  November 30, 1999